Exhibit 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Bradford D. Huntington and M. Courtney McCormick, and each of them (with full power to act without the other), the true and lawful attorney-in-fact and agent for and on behalf of the undersigned, and in the undersigned’s name, place and stead, in the undersigned’s capacity as a Director or Officer or both, as the case may be, of Public Service Enterprise Group Incorporated (the “Registrant”) to sign the Registration Statement on Form S-3 to be filed by the Registrant with the Securities and Exchange Commission (“SEC”) for the registration under the Securities Act of 1933 of Registrant’s Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Senior Debt Securities and Subordinated Debt Securities, and any and all amendments of such Registration Statement.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument, this 18th day of November, 2014.

/s/ Ralph Izzo	/s/ David Lilley
Ralph Izzo	David Lilley

/s/ Caroline Dorsa	/s/ Thomas A. Renyi
Caroline Dorsa	Thomas A. Renyi

/s/ Stuart J. Black	/s/ Hak Cheol Shin
Stuart J. Black	Hak Cheol Shin

/s/ Albert R. Gamper, Jr	/s/ Richard J. Swift
Albert R. Gamper, Jr	Richard J. Swift

/s/ William V. Hickey
William V. Hickey	Susan Tomasky

/s/ Shirley Ann Jackson	/s/ Alfred Zollar
Shirley Ann Jackson	Alfred Zollar